UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2009

CAC GROUP INC.

(formerly, LENOX GROUP INC.)

(Exact name of registrant as specified in its charter)

Commission File Number:  1-11908

Delaware	13-3684956
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or ByLaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K that CAC Group Inc. (formerly known as Lenox Group Inc.) (the “Company”) filed on March 19, 2009, the Company, Lenox, Incorporated, a New Jersey corporation (“LI”), Lenox Worldwide, LLC, a Delaware limited liability company (“LW”), Lenox Retail, Inc., a Minnesota corporation (“LRI”), Lenox Sales, Inc., a Minnesota corporation (“LSI”), FL 56 Intermediate, Corp., a Delaware corporation (“FL”), and D 56, Inc., a Minnesota corporation (“D56” and collectively with the Company, LI, LW, LRI, LSI and FL, the “Sellers”) completed the sale of substantially all of the assets of the Sellers to LDG-Delaware Opco, Inc., a Delaware corporation (“LDG”) on March 16, 2009 (the “Sale”).

In connection with the Sale, effective March 18, 2009, the Company merged a newly formed, wholly owned subsidiary with and into the Company, and changed its legal name to “CAC Group Inc.” as a result thereof.  Such merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company.  A copy of the Certificate of Ownership and Merger, as certified by the Delaware Secretary of State on March 18, 2009, is attached hereto as Exhibit 3.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

EX - 3.1	Certificate of Ownership and Merger, dated March 18, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAC GROUP INC.

Date: March 20, 2009	By:	/s/ Marc Pfefferle
Marc Pfefferle, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

EX - 3.1	Certificate of Ownership and Merger, dated March 18, 2009.